              FIRST LANCASTER BANCSHARES, INC.
                     ANNOUNCED EARNINGS


September 9, 1999

        First Lancaster Bancshares, Inc. (NASDAQ Small Cap
Market: FLKY), the parent company of First Lancaster Federal Savings Bank of Lancaster, KY announced record earnings and earnings per share for the quarter ended June 30, 1999.
Earnings for the quarter ended June 30, 1999 were $182,000 as compared to earnings of $133,000 for the quarter ended June 30,
1998, an increase of $49,000, or 36.8%.   Basic and diluted
earnings per share for the quarter ended June 30, 1999 were $.22 as compared to basic and diluted earnings per share of $.15 for the quarter ended June 30, 1998. This increase in earnings is due primarily to a decrease of $30,000 in provision for loan losses and a decrease of $29,000 in other expenses.
        The Company also announced annual earnings of $301,000 for the fiscal year ended June 30, 1999 as compared to annual earnings of $512,000 for the fiscal year ended June 30, 1998, a decrease of $211,000. Basic and diluted earnings per share for the year ended June 30, 1999 were $.35 as compared to basic and diluted earnings per share of $.57 and $.56, respectively, for
the year ended June 30, 1998.   This decrease in earnings and
earnings per share for the year is the result of a specific $385,000 ($254,000 net of tax benefit) provision for loan losses recorded in the quarter ended December 31, 1998 related to construction loans to one borrower that became doubtful for collection.
        As of June 30, 1999, First Lancaster Bancshares reported assets of $52.8 million, a decrease of $995,000, from the $53.7 million in assets reported at June 30, 1998. This decrease is primarily due to a $1.4 million decrease in net loans receivable. Total liabilities as of June 30, 1999 were $39.2 million, a decrease of $400,000 as compared to $39.6 million at June 30, 1998. This decrease is the result of an increase in customer deposits of $4.2 million offset by a decrease in Federal Home Loan Bank advances of $4.6 million. Total shareholders' equity as of June 30, 1999 stands at $13.3 million, a decrease of $300,000 from June 30, 1998. This decrease is due to dividends to shareholders and a 5% stock repurchase program that began in November 1998 and was completed in March 1999.
        First Lancaster Federal Savings Bank serves Garrard and surrounding counties from their main office in Lancaster, Kentucky and their loan office in Nicholasville, Kentucky.

    CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                    (UNAUDITED)

    ASSETS:                            June 30, 1999     June 30, 1998
                                       -------------     -------------
(Dollars in Thousands)
    Cash and cash equivalents           $   475           $   516
    Interest-bearing deposits             2,231             2,187
    Investment securities                 2,208             1,886
    Loans and mortgage-backed
      securities                         46,510            48,029
    Other assets                          1,328             1,129
                                        -------           -------
    TOTAL ASSETS                        $52,752           $53,747

LIABILITIES AND STOCKHOLDERS' EQUITY:

    Deposits                            $29,653           $25,417
    Borrowed money                        8,831            13,461
    Other liabilities                       686               745
                                        -------           -------
      Total Liabilities                  39,170            39,623

    Common stock owned by ESOP
      subject to put option                 311               486
    Total stockholder's equity           13,271            13,638
                                        -------           -------
    TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY                              $52,752           $53,747

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

              CONSOLIDATED STATEMENT OF OPERATIONS
         FOR THE QUARTERS ENDED JUNE 30, 1999 AND 1998
                          (UNAUDITED)

                                               1999            1998
                                               ----            ----
(Dollars in Thousands)
Interest Income                               $1,037          $1,070
Interest Expense                                 511             544
                                              ------          ------
   Net Interest Income                           526             526
Provision for Loan Losses                          -              30
                                              ------          ------
   Net Interest Income After Provision
     for Loan Losses                             526             496
Total Non-Interest Expense, net                  256             285
                                              ------          ------
   Income Before Federal Income Tax
     Provision                                   270             211
Federal Income Tax Provision                      88              78
                                              ------          ------
   Net Income                                 $  182          $  133


Basic Earnings Per Share                      $ 0.22          $ 0.15
Diluted Earnings Per Share                    $ 0.22          $ 0.15

               CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                         (UNAUDITED)

                                               1999            1998
                                               ----            ----
(Dollars in Thousands)
Interest Income                               $4,335          $4,035
Interest Expense                               2,216           1,960
                                              ------          ------
Net Interest Income                            2,119           2,075
Provision for Loan Losses                        501             115
                                              ------          ------
   Net Interest Income After Provision
     for Loan Losses                           1,618           1,960
Total Non-Interest  Expense, net               1,156           1,166
                                              ------          ------
   Income Before Federal Income Tax
     Provision                                   462             794

Federal Income Tax Provision                     161             282
                                              ------          ------
     Net Income                               $  301          $  512
Basic Earnings  Per Share                     $ 0.35          $ 0.58
Diluted Earnings  Per Share                   $ 0.35          $ 0.57

         In addition to the above earnings release, the Company announced the amendment of its Form 10-KSB for the year ended June 30, 1998. An Amended Form 10-KSB for the year ended June 30, 1998, is being filed in conjunction with this press release. Certain operating ratios in the Form 10-KSB for the fiscal year ended June 30, 1998 were inadvertently misstated by using the incorrect average daily balances for assets, liabilities and stockholders' equity due to a misinterpretation of the reporting provided by the Company's third party data processing center. Below sets forth the comparison of the previously reported key operating ratios and the amended operating ratios.


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

    Key Operating Ratio:            As previously reported
                                    in Form 10-KSB for the
                                      fiscal year ended
                                         June 30, 1998         As Amended
                                    ----------------------     ----------
Return on average assets                      .94                1.03
Return on average total equity               3.59                3.63
Interest rate spread                         3.03                2.91
Ratio of average interest earning
  assets to average interest
  bearing liabilities                      127.79              135.54
Ratio of noninterest expense to
  average total assets                       2.15                2.34
Net charge-offs to average loans
  outstanding                                 .08                 .09
Average total equity to average assets      23.15               28.33



Contact:  First Lancaster Bancshares, Inc., Lancaster, KY
          Julia G. Taylor, Comptroller
          (606) 792-3368

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